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                                                                   EXHIBIT 10.20

                            NABORS INDUSTRIES, INC.
                1999 POOL EMPLOYEE/DIRECTOR OPTION EXCHANGE PLAN

1.  Purpose.

     (a) General. The purpose of the 1999 Pool Employee/Director Option Exchange Plan (the "Plan") is to grant to former employees and non-employee directors of Pool Energy Services Co. ("Pool") or its subsidiaries who hold options to purchase shares of Pool common stock ("Pool Options") pursuant to certain stock option plans of Pool, options to acquire common stock, $.10 par value per share (the "Nabors Common Stock") of Nabors Industries, Inc. ("Nabors" or the "Company) in exchange for their existing Pool Options, upon the terms and conditions of the Plan. The grant of Nabors options shall be effective, and the Pool Options shall terminate and expire, on the date (the "Acquisition Date") the merger (the "Merger") of Starry Acquisition Corp. with and into Pool pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of January 10, 1999, as amended, among Nabors, Starry Acquisition Corp. and Pool (the "Merger Agreement"), becomes effective.

     (b) Effective Date. The Plan shall be effective on the Acquisition Date. The Plan shall remain effective until ten years after Acquisition Date, or such earlier date as the Company's Board of Directors (the "Board") shall determine.

2.  Administration.

     (a) General. The Plan shall be administered by an independent committee (the "Committee") appointed by the Board, as provided below.

     (b) Committee Structure and Authority. The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two members. The Board shall designate one of the members of the Committee as the Committee Chairman. The initial members of the Committee shall be Jack Wexler, Chairman, and Myron M. Sheinfeld. All members of the Committee shall be "disinterested persons" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "34 Act") or any successor thereto and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("IRC"), and the regulations issued thereunder. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). Service on the Committee shall constitute service as a director of Nabors for all purposes.

     (c) Committee Discretion. For purposes of administration, the Committee, subject to the terms of the Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including persons awarded options ("Optionees") hereunder, and their legal representatives and beneficiaries.

     (d) Committee Liability. No member of the Committee shall be liable for any act or omission with respect to his or her services on the Committee, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.

3.  Eligibility.

     The persons who shall be eligible to participate in the Plan shall be those persons (i) who were employed by, or served as non-employee directors of, Pool or any subsidiary; (ii) who, on the Acquisition Date immediately prior to the Merger, held validly granted, unexpired Pool Options, whether vested or
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unvested; and (iii) who have elected the Roll-Over Alternative or the Retirement
Roll-Over Alternative pursuant to Section 2.5(a) of the Merger Agreement ("Covered Persons").

4.  Stock Subject to the Plan.

     (a) Stock Authorized. There shall be available for the grant of options under the Plan equal to the aggregate number of such shares issuable to all Covered Persons under the Roll-Over Alternative, not to exceed 1,466,010 shares of Nabors Common Stock.

     (b) Adjustment of Shares. The amount of shares that are subject to option grants are subject to the following adjustments.

          (i) If any change is made in the Nabors Common Stock whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in corporate structure of the Company, or otherwise, appropriate adjustments will be made (A) to the number or type of securities subject to and reserved for issuance under the Plan; and (B) in order to prevent dilution or enlargement of the rights of Optionees, to the number or type of option grants and the exercise price subject to outstanding options.

          (ii) The provisions of this paragraph 4(b) shall apply to any unexercised options.

     (c) Registration, Listing and Qualification of Shares of Nabors Common Stock. Each option grant shall be subject to the requirements that, if at any time the Nabors Common Stock covered thereby is not registered, listed or qualified with or by any securities exchange or under any federal or state law, and (i) if the Committee shall determine that such registration, listing, qualification, consent or approval, of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the option grant or the purchase of shares of Nabors Common Stock thereunder, no such option may be exercised, unless and, until such registration, listing, qualification, consent or approval shall have been obtained or (ii) if the Board shall determine that such registration, listing, qualification, consent or approval of any governmental regulatory body is not necessary and/or not desirable as a condition of, or in connection with, the option grant or the purchase of shares of Nabors Common Stock thereunder, the Board may impose any conditions upon the exercise of such options as it shall deem necessary or desirable in view of such determination and no such option may be exercised, unless and until such conditions have been satisfied. Without limiting the foregoing, the Company may require that any person exercising an option grant shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

     (d) Release of Shares. If any options to acquire shares of Nabors Common Stock that have been granted cease to be subject to a grant, if any options to acquire shares of Nabors Common Stock that are subject to any grant are forfeited, if any grant otherwise terminates without issuance of shares of Nabors Common Stock being made to the Optionee, or if any shares of Nabors Common Stock that were previously issued under the Plan are received in connection with the exercise of an option, such shares no longer shall be available for distribution in connection with option grants under the Plan, shall cease to be reserved for issuance under the Plan, and shall resume the status of authorized but unissued shares of the Company.

     (e) Stockholders Rights. Neither an Optionee nor his or her legal representatives, legatees or distributees, shall have any of the rights or privileges of a stockholder of the Company by virtue of a grant of an option, except with respect to any shares of Nabors Common Stock actually issued or transferred of record and delivered to one of the aforementioned persons.

5.  Option Grants.

     (a) General. The Committee shall have the authority to grant options under the Plan in accordance with the provisions hereof.

     (b) Terms and Conditions of Options. Grants of options under the Plan shall be evidenced by an agreement, which shall embody the terms and conditions of such grants and which shall be subject to the

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terms and conditions set forth in the Plan. The terms and conditions of the grants pursuant to this Plan shall be as follows:

          (i) Number of Shares. Each option grant shall state the number of shares of Nabors Common Stock to which it pertains. Each Pool Option outstanding on the Acquisition Date shall terminate and expire, and the Committee shall grant to each Covered Person options to acquire whole shares of Nabors Common Stock equal to the number of shares of Pool common stock for which the corresponding Pool Options were exercisable, multiplied by 1.025, rounded up to the nearest whole number of shares of Nabors Common Stock.

          (ii) Option Exercise Price. The option exercise price shall equal the exercise price per share of the corresponding Pool Option, divided by 1.025 (rounding the resulting exercise price up to the nearest whole cent). The option price is to be paid, upon exercise, in cash or, in the discretion of the Committee, in options or shares of the Company to be valued at Fair Market Value (as defined below) at the time of exercise.

          (iii) Fair Market Value. For purposes of the Plan, the Fair Market Value per share of Nabors Common Stock (and an option to purchase one share of Nabors Common Stock) shall be the last sale on the date of reference, or, in the case no sale takes place on such date, the average of the closing high bid and low asked prices, in either case on the principal national securities exchange on which the Nabors Common Stock is listed or admitted to trading or, if the Nabors Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Nabors Common Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable or, if there are not such prices reported on NASDAQ on such date, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by any other appropriate method selected by the Committee.

          (iv) Option Period. The period for exercise of an option (the "Option Period") shall be the same as the period for exercise of the corresponding Pool Option. Options may be exercisable in installments during the Option Period. Any shares of Nabors Common Stock not purchased on any applicable installment date may be purchased thereafter at any time before the expiration date of the Option Period.

          (v) Exercise of Options. In order to exercise an option, the Optionee shall deliver to Nabors written notice specifying the number of shares of Nabors Common Stock to be purchased, together with a certified or bank cashier's check payable to the order of Nabors in the full amount of the purchase price therefor; provided, however, that the Committee may, in its discretion, allow such payments to be made in whole or in part in Nabors Common Stock delivered, or options surrendered, by the Optionee valued at the Fair Market Value of such Nabors Common Stock.

     If the Optionee so requests, shares of Nabors Common Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall not have any of the rights of a stockholder until the shares of Nabors Common Stock are issued to him or her. An option may not be exercised for less than the lesser of (A) ten shares of Nabors Common Stock, or (B) the number of shares of Nabors Common Stock remaining subject to such option.

          (vi) Vesting. All options granted pursuant to this Plan shall be fully vested on the date of grant.

          (vii) Effect of Termination of Employment or Service. If an Optionee has ceased to be in the employ of the Company or its subsidiaries
     (including but not limited to Pool or its subsidiaries) or to serve as a non-employee director of Pool, (A) by reason of death or permanent disability (as defined in Section 22(e)(3) of the IRC, as amended) or by a bona fide voluntary resignation by the Optionee (as determined in the sole discretion of the Committee) which provides at least two weeks' notice of
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     resignation (or longer period if required by other written arrangement) any outstanding vested options on the date of termination may be exercised by the Optionee (or the Optionee's heirs, devisees or legatees) until the applicable expiration date of each option granted to the Optionee; or (B) for any other reason (including termination by the Company, Pool or the employing subsidiary with or without cause), any outstanding options, whether or not vested, may not be exercised after the Optionee's date of termination and shall be forfeited; provided, however, in its sole discretion the Committee may extend the time to exercise any option to a period ending on its applicable expiration date.

          (viii) Nontransferability of Options. Except as otherwise determined by the Committee in its discretion, (A) options shall be exercisable only by the Optionee and (B) no option shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee shall not constitute a transfer.

          (ix) Wrongful Conduct. If the Board or any committee of the Board, prior to or following the date an Optionee ceases for any reason whatsoever to be an employee of the Company or its subsidiaries (including but not limited to Pool or its subsidiaries) or to serve as a non-employee director of Pool, and after full consideration of the facts, find by majority vote that the Optionee has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty or any other conduct inimical to the Company or its subsidiaries, the Optionee shall forfeit all unexercised options, whether or not vested. The decision of the Board or of such committee shall be final.

          (x) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable; provided, such terms and conditions are not inconsistent with the terms of the Merger Agreement.

6. Change in Control/Extraordinary Transaction. The Committee, in its discretion, shall have the authority to make provisions in its grant agreements to address vesting and other issues arising in connection with a change in control.

7. Amendments and Termination. Either the Board or the Committee may amend or terminate the Plan at any time, but no amendment or termination shall be made which would impair the rights of the Optionee without his or her consent. Any amendment made by the Committee shall be subject to approval or rejection of the Board. The Committee may amend the terms of any grant, prospectively or retroactively, except that no such amendment shall impair the rights of the Optionee. The Committee may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, but no such substitution shall be made which would impair the rights of the Optionee under such stock option theretofore granted without the Optionee's consent. Subject to the above provisions, the Board shall have authority to amend the Plan to make changes that are consistent with the purpose of the Plan or to take into account changes in law and tax and accounting rules, as well as other developments and to make grants which qualify for beneficial treatment under such rules without stockholder approval.

8.  Miscellaneous.

     (a) Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to award stock or grant options for proper corporate purposes other than under the Plan to any employee or other person, firm, corporation or association.

     (b) Governing Laws. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

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     (c) Withholding of Taxes.  No option may be exercised unless the Optionee has paid, or has made provision, satisfactory to the Committee for payment of federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to withhold. The Committee may authorize that shares of Nabors Common Stock or options be applied toward the payment of withholding taxes.

     (d) No Right to Continuance of Employment or Service. Nothing in the Plan or in any grant pursuant to the Plan shall confer on any Covered Person any right to continue in the employ of or service to the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate his or her employment or service at any time.

     (e) Loans or Installment Payments. The Committee may, in its discretion, assist any Optionee in the exercise of options including satisfaction of any federal, state and local income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Optionee. The terms of any loan and the method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee deems appropriate under the circumstances. Loans may be authorized with or without security or collateral.

     (f) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     (g) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     (h) Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon an Optionee, and all rights granted to the Company hereunder, shall be binding upon the Optionee's heirs, legal representatives and successors.

     (i) Entire Agreement. This Plan and any Agreement entered into with an Optionee shall constitute the entire agreement with respect to the subject matter thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Agreement shall control.

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